Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-28933) pertaining to the Itron, Inc. 1989 Restated Stock Option Plan,

(2)	Registration Statement (Form S-8 No. 333-40356) pertaining to the Itron, Inc. 2000 Stock Incentive Commission Plan,

(3)	Registration Statement (Form S-8 No. 333-89966) pertaining to the Itron, Inc. 2002 Employee Stock Purchase Plan,

(4)	Registration Statement (Form S-8 No. 333-97571) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(5)	Registration Statement (Form S-8 No. 333-115987) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(6)
Registration Statement (Form S-8 No. 333-125461) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan, and the Itron, Inc. Amended and Restated 2002 Employee Stock Purchase Plan,

(7)	Registration Statement (Form S-8 No. 333-134749) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(8)	Registration Statement (Form S-8 No. 333-143048) pertaining to the Itron, Inc. Amended and Restated 2000 Stock Incentive Plan,

(9)	Registration Statement (Form S-4/A No. 333-118782) of Itron, Inc., and

(10)	Registration Statement (Form S-3ASR No. 333-158417) of Itron, Inc. and in the related Prospectus of our reports dated February 24, 2010, with respect to the consolidated financial statements and schedule of Itron, Inc. and the effectiveness of internal control over financial reporting of Itron, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2009.

/s/ ERNST & YOUNG LLP

Seattle, Washington
February 24, 2010